OPINION OF GENERAL COUNSEL RE: LEGALITY

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                       GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Vice President, Secretary
and General Counsel

                                 September 27, 2001

TO:                      GLENBROOK LIFE AND ANNUITY COMPANY
                         NORTHBROOK, ILLINOIS 60062

FROM:                    MICHAEL J. VELOTTA
                         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:                      FORM S-6 REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933 AND
                         FILE NO. 333-25045


     With reference to the Registration Statement on Form S-6 filed by Glenbrook Life and Annuity Company (the "Company") with the Securities and Exchange Commission covering the Modified Single Premium Variable Life Insurance Contracts, I have examined such documents and such laws as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of September 14, 2001

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel